UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 13, 2019 (August 12, 2019)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda	001-34042	98-0570192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Shares, par value $0.01 per share	MHLD	NASDAQ Global Select Market
Series A Preference Shares, par value $0.01 per share	MH.PA	New York Stock Exchange
Series C Preference Shares, par value $0.01 per share	MH.PC	New York Stock Exchange
Series D Preference Shares, par value $0.01 per share	MH.PD	New York Stock Exchange

Item 2.02	Results of Operations and Financial Condition.

On August 12, 2019, the Company issued a press release announcing its results of operations for the three and six months ended June 30, 2019. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
 The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated August 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 13, 2019	MAIDEN HOLDINGS, LTD.

		By:	/s/ Denis M. Butkovic
Denis M. Butkovic
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated August 12, 2019

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces
Second Quarter 2019 Financial Results
Recently Completed LPT/ADC with Enstar and Additional Strategic
Transactions Materially Strengthen Capital Position

PEMBROKE, Bermuda, August 12, 2019 - Maiden Holdings, Ltd. (NASDAQ:  MHLD) ("Maiden" or the "Company") today reported a second quarter 2019 net loss attributable to Maiden common shareholders of $15.4 million or $0.19 per diluted common share, compared to a net loss attributable to Maiden common shareholders of $5.9 million or $0.07 per diluted common share in the second quarter of 2018. The non-GAAP operating loss(11) was $22.0 million, or $0.27 per diluted common share compared with $18.5 million, or $0.22 per diluted common share in the second quarter of 2018.
Maiden's book value per common share(1) was $1.51 at June 30, 2019, an increase of 39.8% from December 31, 2018.
Lawrence F. Metz, Maiden’s President and Chief Executive Officer said “Our balance sheet continued to stabilize in the second quarter, and this improvement, combined with the strategic transactions announced on August 5, further advance Maiden’s recovery. While work remains to further reduce expenses and return to operating profitability, we continue to make steps toward the objective of building shareholder value.”
Patrick J. Haveron, Maiden’s Chief Financial Officer and Chief Operating Officer added, “We expect our solvency ratios to continue to improve throughout 2019 and beyond, reflecting the cumulative effect of the strategic measures we have implemented to materially strengthen our capital position. Restoring a very strong capital position remains our primary objective and we continue to evaluate how to further advance our progress.”
Strategic Transactions
On August 5, 2019, the Company announced it had entered into a series of strategic transactions which have materially improved its capital position. The transactions completed include:

•	A loss portfolio transfer and adverse development cover agreement (“LPT/ADC”) with Enstar Group Limited (NASDAQ: ESGR, “Enstar”) pursuant to the previously announced Master Agreement;

•	A $330.7 million commutation agreement (“Commutation”) of certain workers’ compensation loss reserves to AmTrust Financial Services, Inc. (“AmTrust”);

•	Entry into a Post-Termination Endorsement with AmTrust to:

▪	Enable operation of the LPT/ADC and supporting collateral agreements; and

▪
Amend the program loss corridor between Maiden and AmTrust pursuant to the terminated Amended and Restated Quota Share Agreement (the “AmTrust QS Agreement”) between Maiden’s Bermuda operating company, Maiden Reinsurance Ltd. (“Maiden Bermuda”) and AmTrust International Insurance, Ltd. (“AII”); and

•
Resolution with Enstar related to balances due under the sale of Maiden Reinsurance North America, Inc. (“MRNA”), which closed on December 27, 2018, including cancellation of the $25 million excess of loss reinsurance contract between Maiden Bermuda and Enstar on the MRNA loss reserves included in that transaction.

Additional information regarding the strategic transactions the Company has entered into can be found in the Company’s Quarterly Report on Form 10-Q filing made on August 9, 2019.

Consolidated Results for the Quarter Ended June 30, 2019
Net loss attributable to Maiden common shareholders for the three months ended June 30, 2019 was $15.4 million compared to a net loss of $5.9 million for the same period in 2018. The higher net loss for the three months ended June 30, 2019 compared to the same period in 2018 was primarily due to the following:

•
Net loss from discontinued operations of $18.7 million compared to net income from discontinued operations of $8.2 million for the same period in 2018 largely as a result of the Settlement and Commutation Agreement regarding the sale of MRNA entered into by Maiden and Enstar on July 31, 2019 which caused a non-recurring net additional loss of $16.7 million to be recognized;

•	Net income from continuing operations of $3.3 million compared to net loss from continuing operations of $5.5 million for the same period in 2018 largely due to the following factors:

◦	realized gains on investment of $24.1 million for the three months ended June 30, 2019 compared to realized losses of $0.4 million for the same period in 2018;

◦
no dividends paid to preference shareholders for the three months ended June 30, 2019 compared to $8.5 million for the same period in 2018 as the Company's Board of Directors did not declare dividends on any of our preference shares during 2019; offset by,

◦	an underwriting loss of $39.1 million compared to $32.0 million in the same period in 2018. The deterioration in the underwriting result was principally due to the impact of:

▪
higher initial loss ratios on premiums earned during the period within the AmTrust Reinsurance segment (which excludes the Terminated Business (as defined in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2019) under the Partial Termination Amendment);

▪
higher ceding commission payable of $6.5 million for the remaining in-force business immediately prior to January 1, 2019 which increased by five percentage points (excluding Terminated Business) and related unearned premium as of January 1, 2019 under the Partial Termination Amendment with AmTrust; and

▪
adverse prior year loss development of $26.0 million or 19.3 percentage points in the second quarter of 2019 compared to adverse prior year loss development of $28.2 million or 5.6 percentage points during the same period in 2018.

In the second quarter of 2019, gross premiums written were $2.1 million, compared to $521.5 million in the prior year quarter, primarily due to the termination of both quota share contracts in the AmTrust Reinsurance segment and the return of unearned premiums on certain lines covered by the Partial Termination Agreement with AmTrust. As previously reported, both terminations were effective January 1, 2019. Net premiums earned were $134.0 million in the second quarter of 2019, compared to $504.4 million in the second quarter of 2018 due to the combined impact of the terminated quota share contracts within the AmTrust Reinsurance segment and non-renewals in Maiden Bermuda's European Capital Solutions business and a reduction in the German Auto programs produced by the Company's IIS unit within its Diversified Reinsurance segment.
During the second quarter of 2019, net investment income decreased modestly to $31.1 million from $34.3 million in the second quarter of 2018 largely due to the decline in average yield to 3.1% from 3.3% in the same period in 2018. The realized gains of $24.1 million for the three months ended June 30, 2019 were primarily due to sales of corporate bonds during the second quarter in anticipation of completing and funding the LPT/ADC with Enstar.
During the second quarter of 2019, net loss and loss adjustment expenses decreased to $121.6 million from $370.0 million in the second quarter of 2018, primarily as a result of lower earned premiums within the AmTrust Reinsurance segment. The second quarter of 2019 loss ratio(6) was 90.2% compared to 73.1% reported in the second quarter of 2018, which increased primarily due to a significant change in the mix of business resulting from the Partial Termination Amendment with AmTrust and the termination of both AmTrust quota share contracts effective January 1, 2019. Prior year adverse loss development was $26.0 million for the second quarter of 2019, compared to $28.2 million for the same period in 2018.
Commission and other acquisition expenses decreased to $49.7 million in the second quarter of 2019, from $162.8 million in the second quarter of 2018 due to significantly lower earned premiums resulting from the terminations in the AmTrust Reinsurance segment. The commission and other acquisition expense ratio(7) increased 4.8 points to 36.9% for the second quarter of 2019 from 32.1% for the same period in 2018 as a result of the additional ceding commission agreed under the Partial Termination Amendment with AmTrust.
General and administrative expenses for the second quarter of 2019 decreased to $12.8 million, compared to $14.9 million in the second quarter of 2018. Non-recurring expenses were $3.0 million during the second quarter of 2019, primarily related to salaries and related benefits for headcount reductions occurring in 2019. The general and administrative expense ratio(8) in the second quarter of 2019 increased to 9.5% from 2.9% in the second quarter of 2018 primarily as a result of lower earned premiums, while the total expense ratio(9) was 46.4% in the second quarter of 2019 compared with 35.0% for the same period in 2018.

As a result of the above factors, the combined ratio(10) for the second quarter of 2019 increased to 136.6%, compared with 108.1% in the second quarter of 2018.
Consolidated Results for the Six Months Ended June 30, 2019
Net loss attributable to Maiden common shareholders for the six months ended June 30, 2019 was $52.0 million compared to net income of $7.8 million for the same period in 2018. The net decrease in results for the six months ended June 30, 2019 compared to the same period in 2018 was primarily due to the following:

•
Net loss from discontinued operations of $22.1 million compared to net income from discontinued operations of $18.2 million for the same period in 2018 largely as a result of the Settlement and Commutation Agreement entered into by Maiden and Enstar on July 31, 2019 which caused a non-recurring net additional loss of $16.7 million to be recognized;

•	Net loss from continuing operations of $30.0 million compared to net income from continuing operations of $6.8 million for the same period in 2018 largely due to the following factors:

•	an underwriting loss of $81.9 million compared to $36.7 million in the same period in 2018. The deterioration in the underwriting result was principally due to the impact of:

◦	higher initial loss ratios on current year premiums earned during the period within the AmTrust Reinsurance segment (which excludes the Terminated Business under the Partial Termination Amendment);

◦
higher ceding commission payable of $14.1 million for the remaining in-force business immediately prior to January 1, 2019, which increased by five percentage points (excluding Terminated Business) and related unearned premium as of January 1, 2019 under the Partial Termination Amendment with AmTrust; and

◦	adverse prior year loss development of $33.3 million or 10.5 percentage points in the first half of 2019 compared to $38.0 million or 3.7 percentage points during the same period in 2018.
The unfavorable movements in results of operations were primarily offset by the following:

•
No dividends paid to preference shareholders for the six months ended June 30, 2019 compared to $17.1 million for the same period in 2018 as the Company's Board of Directors did not declare dividends on any of our preference shares during 2019; and

•	Realized gains on investment of $13.0 million for the six months ended June 30, 2019 compared to realized losses of $0.1 million for the same period in 2018.
During the six months ended June 30, 2019, gross premiums written were $(559.0) million compared to $1.14 billion for the same period in the prior year primarily due to the termination of both quota share contracts in the AmTrust Reinsurance segment and the return of unearned premiums on certain lines covered by the Partial Termination Agreement with AmTrust. As previously reported, both terminations were effective January 1, 2019. Net premiums earned were $317.1 million during the six months ended June 30, 2019, compared to $1.02 billion for the same period in 2018 due to the combined impact of the terminated quota share contracts within the AmTrust Reinsurance segment as well as the reduction in the German Auto programs produced by the Company's IIS unit within its Diversified Reinsurance segment.
During the six months ended June 30, 2019, net investment income decreased modestly to $63.1 million from $67.1 million for the same period in 2018 largely due to the decline in average yield to 3.1% from 3.3% for the same period in 2018. The realized gains of $13.0 million for the six months ended June 30, 2019 were primarily driven by sales of corporate bonds during the second quarter in anticipation of completing and funding the LPT/ADC with Enstar, partially offset by net investment losses realized on the non-cash transfer of corporate and other debt securities in the first quarter of 2019 related to the Partial Termination Amendment with AmTrust and the conversion of a portion of reinsurance trust assets held as collateral into funds withheld receivable.
During the six months ended June 30, 2019, net loss and loss adjustment expenses decreased to $274.3 million from $723.2 million for the same period in 2018, primarily as a result of lower earned premiums within the AmTrust Reinsurance segment. During the six months ended June 30, 2019, the loss ratio(6) was 86.1% compared to 70.4% reported for the same period in 2018, which increased primarily due to a significant change in the mix of business resulting from the Partial Termination Amendment with AmTrust. Prior year adverse loss development was $33.3 million for the first half of 2019, compared to $38.0 million for the same period in 2018.
Commission and other acquisition expenses decreased to $119.3 million during the six months ended June 30, 2019, from $329.4 million for the same period in 2018 due to significantly lower earned premiums resulting from the terminations in the AmTrust Reinsurance segment. The commission and other acquisition expense ratio(7) increased 5.4 points to 37.5% for the six months ended June 30, 2019 from 32.1% for the same period in 2018 as a result of the additional ceding commission agreed under the Partial Termination Amendment with AmTrust.
General and administrative expenses for the six months ended June 30, 2019 decreased to $28.8 million, compared to $30.5 million for the same period in 2018. Non-recurring expenses were $6.0 million during the six months ended June 30, 2019, primarily related to salaries and related benefits for headcount reductions occurring in 2019. The general and administrative expense ratio(8) for the six months ended June 30, 2019 increased to 9.0% from 3.0% for the same period in 2018 as a result of lower earned premiums, while the total expense ratio(9) was 46.5% in the six months ended June 30, 2019 compared with 35.1% for the same period in 2018.
As a result of the above factors, the combined ratio(10) for the six months ended June 30, 2019 increased to 132.6%, compared with 105.5% for the same period in 2018.
Additional information regarding the Company’s results of operations can be found in the Company’s Quarterly Report on Form 10-Q filing made on August 9, 2019.

Quarterly Dividends
The Company's Board of Directors did not authorize any quarterly dividends related to either its common shares or any series of its preferred shares. Additional information regarding the Company’s dividends can be found in the Company’s Quarterly Report on Form 10-Q filing made on August 9, 2019.

Other Financial Matters
Total assets were $4.6 billion at June 30, 2019, compared to $5.3 billion at December 31, 2018. Shareholders' equity was $590.6 million at June 30, 2019, compared to $554.3 million at December 31, 2018.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.

(1)(11) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.
 (6)(7)(8)(9)(10) Loss ratio, commission and other acquisition expense ratio, general and administrative expense ratio, expense ratio and combined ratio are non-GAAP operating metrics. Please see the additional information on these measures under Non-GAAP Financial Measures tables.
Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 as updated in periodic filings with the SEC. However these factors should not be construed as exhaustive. Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

CONTACT:

Sard Verbinnen & Co.
Maiden-SVC@sardverb.com

MAIDEN HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	June 30, 2019	December 31, 2018
ASSETS	(Unaudited)	(Audited)
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2019 - $2,942,207; 2018 - $3,109,980)	$2,971,598	$3,051,568
Fixed maturities, held-to-maturity, at amortized cost (fair value 2018 - $998,012)	—	1,015,681
Other investments, at fair value	28,431	23,716
Total investments	3,000,029	4,090,965
Cash and cash equivalents	82,465	200,841
Restricted cash and cash equivalents	381,698	130,148
Accrued investment income	22,279	27,824
Reinsurance balances receivable, net	67,625	67,308
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	113,630	388,442
Funds withheld receivable	681,272	27,039
Other assets	15,574	12,443
Assets held for sale	66,009	174,475
Total assets	$4,598,556	$5,287,460
LIABILITIES
Reserve for loss and loss adjustment expenses	$3,051,265	$3,055,976
Unearned premiums	322,166	1,200,419
Liability for investments purchased	298,939	—
Accrued expenses and other liabilities	14,805	65,494
Senior notes - principal amount	262,500	262,500
Less: unamortized debt issuance costs	7,700	7,806
Senior notes, net	254,800	254,694
Liabilities held for sale	66,009	155,961
Total liabilities	4,007,984	4,732,544
Commitments and Contingencies
EQUITY
Preference shares	465,000	465,000
Common shares	881	879
Additional paid-in capital	751,007	749,418
Accumulated other comprehensive income (loss)	21,152	(65,616)
Accumulated deficit	(615,940)	(563,891)
Treasury shares, at cost	(31,528)	(31,515)
Total Maiden Shareholders’ Equity	590,572	554,275
Noncontrolling interest in subsidiaries	—	641
Total Equity	590,572	554,916
Total Liabilities and Equity	$4,598,556	$5,287,460

Book value per common share(1)	$1.51	$1.08

Common shares outstanding	83,066,135	82,948,577

MAIDEN HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Gross premiums written	$2,117	$521,526	$(559,022)	$1,144,854
Net premiums written	$(409)	$521,028	$(561,939)	$1,143,679
Change in unearned premiums	134,395	(16,640)	879,027	(122,478)
Net premiums earned	133,986	504,388	317,088	1,021,201
Other insurance revenue	754	2,033	1,504	5,759
Net investment income	31,122	34,260	63,144	67,129
Net realized gains (losses) on investment	24,086	(414)	12,985	(57)
Total revenues	189,948	540,267	394,721	1,094,032
Expenses:
Net loss and loss adjustment expenses	121,561	370,001	274,250	723,207
Commission and other acquisition expenses	49,656	162,780	119,273	329,408
General and administrative expenses	12,849	14,860	28,788	30,531
Total expenses	184,066	547,641	422,311	1,083,146
Non-GAAP income (loss) from operations(2)	5,882	(7,374)	(27,590)	10,886
Other expenses
Interest and amortization expenses	(4,830)	(4,829)	(9,659)	(9,658)
Foreign exchange and other gains	1,207	4,821	6,186	2,414
Total other expenses	(3,623)	(8)	(3,473)	(7,244)
Income (loss) before income taxes	2,259	(7,382)	(31,063)	3,642
Less: income tax benefit	(1,026)	(1,847)	(1,064)	(3,171)
Net income (loss) from continuing operations	3,285	(5,535)	(29,999)	6,813
(Loss) income from discontinued operations, net of income tax	(18,698)	8,215	(22,050)	18,210
Net (loss) income	(15,413)	2,680	(52,049)	25,023
Net income attributable to noncontrolling interest	—	(47)	—	(118)
Net (loss) income attributable to Maiden	(15,413)	2,633	(52,049)	24,905
Dividends on preference shares(3)	—	(8,546)	—	(17,091)
Net (loss) income attributable to Maiden common shareholders	$(15,413)	$(5,913)	$(52,049)	$7,814
Basic and diluted earnings (loss) from continuing operations per common share attributable to Maiden shareholders	$0.04	$(0.17)	$(0.36)	$(0.13)
Basic and diluted (loss) earnings from discontinued operations per common share attributable to Maiden shareholders	(0.23)	0.10	(0.27)	0.22
Basic and diluted (loss) earnings per common share attributable to Maiden shareholders	$(0.19)	$(0.07)	$(0.63)	$0.09
Dividends declared per common share	$—	$0.15	$—	$0.30
Annualized return on average common equity	(50.5)%	(3.6)%	(97.7)%	2.2%
Weighted average number of common shares - basic	83,058,123	83,126,204	83,008,888	83,083,545
Adjusted weighted average number of common shares and assumed conversions - diluted(15)	83,075,156	83,126,204	83,008,888	83,083,545

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Three Months Ended June 30, 2019	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$11,244	$(9,127)	$—	$2,117
Net premiums written	$8,718	$(9,127)	$—	$(409)
Net premiums earned	$22,472	$111,514	$—	$133,986
Other insurance revenue	754	—	—	754
Net loss and loss adjustment expenses ("loss and LAE")	(12,497)	(109,088)	24	(121,561)
Commission and other acquisition expenses	(8,147)	(41,509)	—	(49,656)
General and administrative expenses(4)	(2,092)	(562)	—	(2,654)
Underwriting income (loss)(5)	$490	$(39,645)	$24	(39,131)
Reconciliation to net income from continuing operations
Net investment income and realized gains on investment				55,208
Interest and amortization expenses				(4,830)
Foreign exchange and other gains				1,207
Other general and administrative expenses(4)				(10,195)
Income tax benefit				1,026
Net income from continuing operations				$3,285

Net loss and LAE ratio(6)	53.8%	97.8%		90.2%
Commission and other acquisition expense ratio(7)	35.1%	37.2%		36.9%
General and administrative expense ratio(8)	9.0%	0.5%		9.5%
Expense Ratio(9)	44.1%	37.7%		46.4%
Combined ratio(10)	97.9%	135.5%		136.6%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Three Months Ended June 30, 2018	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$30,041	$491,485	$—	$521,526
Net premiums written	$29,717	$491,311	$—	$521,028
Net premiums earned	$28,539	$475,849	$—	$504,388
Other insurance revenue	2,033	—	—	2,033
Net loss and LAE	(16,165)	(353,836)	—	(370,001)
Commission and other acquisition expenses	(9,988)	(152,792)	—	(162,780)
General and administrative expenses(4)	(4,593)	(1,082)	—	(5,675)
Underwriting loss(5)	$(174)	$(31,861)	$—	(32,035)
Reconciliation to net loss from continuing operations
Net investment income and realized losses on investment				33,846
Interest and amortization expenses				(4,829)
Foreign exchange gains				4,821
Other general and administrative expenses(4)				(9,185)
Income tax benefit				1,847
Net loss from continuing operations				$(5,535)

Net loss and LAE ratio(6)	52.9%	74.4%		73.1%
Commission and other acquisition expense ratio(7)	32.7%	32.1%		32.1%
General and administrative expense ratio(8)	15.0%	0.2%		2.9%
Expense Ratio(9)	47.7%	32.3%		35.0%
Combined ratio(10)	100.6%	106.7%		108.1%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Six Months Ended June 30, 2019	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$26,582	$(585,604)	$—	$(559,022)
Net premiums written	$23,665	$(585,604)	$—	$(561,939)
Net premiums earned	$47,764	$269,324	$—	$317,088
Other insurance revenue	1,504	—	—	1,504
Net loss and LAE	(26,888)	(247,158)	(204)	(274,250)
Commission and other acquisition expenses	(17,408)	(101,865)	—	(119,273)
General and administrative expenses(4)	(5,123)	(1,828)	—	(6,951)
Underwriting loss(5)	$(151)	$(81,527)	$(204)	(81,882)
Reconciliation to net loss from continuing operations
Net investment income and realized gains on investment				76,129
Interest and amortization expenses				(9,659)
Foreign exchange and other gains				6,186
Other general and administrative expenses(4)				(21,837)
Income tax benefit				1,064
Net loss from continuing operations				$(29,999)

Net loss and LAE ratio(6)	54.6%	91.8%		86.1%
Commission and other acquisition expense ratio(7)	35.3%	37.8%		37.5%
General and administrative expense ratio(8)	10.4%	0.7%		9.0%
Expense Ratio(9)	45.7%	38.5%		46.5%
Combined ratio(10)	100.3%	130.3%		132.6%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Six Months Ended June 30, 2018	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$79,441	$1,065,413	$—	$1,144,854
Net premiums written	$77,988	$1,065,691	$—	$1,143,679
Net premiums earned	$54,054	$967,147	$—	$1,021,201
Other insurance revenue	5,759	—	—	5,759
Net loss and LAE	(32,064)	(691,143)	—	(723,207)
Commission and other acquisition expenses	(19,300)	(310,108)	—	(329,408)
General and administrative expenses(4)	(9,074)	(2,002)	—	(11,076)
Underwriting loss(5)	$(625)	$(36,106)	$—	(36,731)
Reconciliation to net income from continuing operations
Net investment income and realized losses on investment				67,072
Interest and amortization expenses				(9,658)
Foreign exchange gains				2,414
Other general and administrative expenses(4)				(19,455)
Income tax benefit				3,171
Net income from continuing operations				$6,813

Net loss and LAE ratio(6)	53.6%	71.4%		70.4%
Commission and other acquisition expense ratio(7)	32.2%	32.1%		32.1%
General and administrative expense ratio(8)	15.2%	0.2%		3.0%
Expense Ratio(9)	47.4%	32.3%		35.1%
Combined ratio(10)	101.0%	103.7%		105.5%

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Non-GAAP operating loss attributable to Maiden common shareholders(11)	$(22,032)	$(18,535)	$(48,966)	$(12,753)
Non-GAAP basic and diluted operating loss per common share attributable to Maiden shareholders(15)	$(0.27)	$(0.22)	$(0.59)	$(0.15)
Annualized non-GAAP operating return on average common equity(12)	(72.2)%	(11.2)%	(91.9)%	(3.7)%
Reconciliation of Net (loss) income attributable to Maiden common shareholders to Non-GAAP operating loss attributable to Maiden common shareholders
Net (loss) income attributable to Maiden common shareholders	$(15,413)	$(5,913)	$(52,049)	$7,814
Add (subtract):
Net realized (gains) losses on investment	(24,086)	414	(12,985)	57
Foreign exchange and other gains	(1,207)	(4,821)	(6,186)	(2,414)
Loss (income) from discontinued operations, net of income tax	18,698	(8,215)	22,050	(18,210)
(Income) loss from NGHC Quota Share run-off	(24)	—	204	—
Non-GAAP operating loss attributable to Maiden common shareholders(11)	$(22,032)	$(18,535)	$(48,966)	$(12,753)

Weighted average number of common shares - basic and diluted	83,058,123	83,126,204	83,008,888	83,083,545
Reconciliation of diluted (loss) earnings per common share attributable to Maiden shareholders to Non-GAAP diluted operating loss per common share attributable to Maiden shareholders:
Diluted (loss) earnings per common share attributable to Maiden shareholders	$(0.19)	$(0.07)	$(0.63)	$0.09
Add (subtract):
Net realized (gains) losses on investment	(0.29)	0.01	(0.16)	—
Foreign exchange and other gains	(0.02)	(0.06)	(0.07)	(0.02)
Loss (income) from discontinued operations, net of income tax	0.23	(0.10)	0.27	(0.22)
Non-GAAP diluted operating loss per common share attributable to Maiden shareholders	$(0.27)	$(0.22)	$(0.59)	$(0.15)

Reconciliation of net (loss) income attributable to Maiden to non-GAAP (loss) income from operations:
Net (loss) income attributable to Maiden	$(15,413)	$2,633	$(52,049)	$24,905
Add (subtract):
Foreign exchange and other gains	(1,207)	(4,821)	(6,186)	(2,414)
Interest and amortization expenses	4,830	4,829	9,659	9,658
Income tax benefit	(1,026)	(1,847)	(1,064)	(3,171)
Loss (income) from discontinued operations, net of income tax	18,698	(8,215)	22,050	(18,210)
Net income attributable to noncontrolling interest	—	47	—	118
Non-GAAP income (loss) from operations(2)	$5,882	$(7,374)	$(27,590)	$10,886

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	June 30, 2019	December 31, 2018
Investable assets:
Total investments	$3,000,029	$4,090,965
Cash and cash equivalents	82,465	200,841
Restricted cash and cash equivalents	381,698	130,148
Loan to related party	167,975	167,975
Funds withheld receivable	681,272	27,039
Total investable assets(13)	$4,313,439	$4,616,968

	June 30, 2019	December 31, 2018
Capital:
Preference shares	$465,000	$465,000
Common shareholders' equity	125,572	89,275
Total Maiden shareholders' equity	590,572	554,275
2016 Senior Notes	110,000	110,000
2013 Senior Notes	152,500	152,500
Total capital resources(14)	$853,072	$816,775

(1)
Book value per common share is calculated using Maiden common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding.

(2)
Non-GAAP income (loss) from operations is a non-GAAP financial measure defined by the Company as net loss (income) attributable to Maiden excluding foreign exchange and other gains and losses, interest and amortization expenses, income tax (benefit) expense, loss (income) from discontinued operations, net of income tax and net income attributable to noncontrolling interest and should not be considered as an alternative to net loss (income). The Company’s management believes that non-GAAP income (loss) from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income (loss) from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of non-GAAP income (loss) from operations may not be comparable to similarly titled measures used by other companies.

(3)
Dividends on preference shares consist of $0 paid to Preference shares - Series A for the three and six months ended June 30, 2019 and $3,094 and $6,188 paid to Preference shares - Series A for the three and six months ended June 30, 2018, respectively, $0 paid to Preference shares - Series C for the three and six months ended June 30, 2019 and $2,939 and $5,878 paid to Preference shares - Series C for the three and six months ended June 30, 2018, respectively, and $0 paid to Preference shares - Series D for the three and six months ended June 30, 2019 and $2,513 and $5,025 paid to Preference shares - Series D for the three and six months ended June 30, 2018, respectively.

(4)	Underwriting related general and administrative expenses is a non-GAAP measure and includes expenses which are segregated for analytical purposes as a component of underwriting loss.

(5)
Underwriting loss is a non-GAAP measure and is calculated as net premiums earned plus other insurance revenue less net loss and LAE, commission and other acquisition expenses and general and administrative expenses directly related to underwriting activities. Management believes that this measure is important in evaluating the underwriting performance of the Company and its segments. This measure is also a useful tool to measure the profitability of the Company separately from the investment results and is also a widely used performance indicator in the insurance industry.

(6) Calculated by dividing net loss and LAE by the sum of net premiums earned and other insurance revenue.
(7) Calculated by dividing commission and other acquisition expenses by the sum of net premiums earned and other insurance revenue.
(8) Calculated by dividing general and administrative expenses by the sum of net premiums earned and other insurance revenue.
(9) Calculated by adding together the commission and other acquisition expense ratio and the general and administrative expense ratio.
(10) Calculated by adding together the net loss and LAE ratio and the expense ratio.
(11) Non-GAAP operating loss is a non-GAAP financial measure defined by the Company as net (loss) income attributable to Maiden common shareholders excluding realized investment gains and losses, foreign exchange and other gains and losses, (loss) income from discontinued operations, net of income tax, and income (loss) from NGHC Quota Share run-off should not be considered as an alternative to net (loss) income. The Company's management believes that non-GAAP operating loss is a useful indicator of trends in the Company's underlying operations. The Company's measure of non-GAAP operating loss may not be comparable to similarly titled measures used by other companies.
(12) Non-GAAP operating return on average common equity is a non-GAAP financial measure. Management uses non-GAAP operating return on average common shareholders' equity as a measure of profitability that focuses on the return to Maiden common shareholders. It is calculated using non-GAAP operating loss attributable to Maiden common shareholders divided by average Maiden common shareholders' equity.
(13) Investable assets is the total of the Company's investments, cash and cash equivalents, loan to a related party and funds withheld receivable.
(14) Total capital resources is the sum of the Company's principal amount of debt and Maiden shareholders' equity.
(15) During a period of loss, the basic weighted average common shares outstanding is used in the denominator of the diluted loss per common share computation as the effect of including potential dilutive shares would be anti-dilutive.